UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2015

Date of Report

(Date of earliest event reported)

SUGARMADE, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-23446	94-3008888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1536 Newell Ave., Walnut Creek, CA 94596

(Address of Principal Executive Offices)

(888) 747-6233
(Registrant’s Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 9, 2015, Sugarmade, Inc. (the “Company”) completed a series of transactions receiving proceeds of $1,500,000 for sales of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). The offering was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings. The funds received were used for general working capital purposes and to accelerate order deliveries to customers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015, The Board received notification that the majority stockholders approved the appointing of Directors by written consent in lieu of the meeting of shareholders. The following table sets forth the name, age, and current position of the directors elected by the Written Consent:

Name	Age	Position
Jimmy Chan	35	Chairman, CEO, CFO and Secretary
Waylon Huang	32	Director
Er Wang	28	Director

The appointing will become effective when the company files the required documents with the Secretary of State of the State of Delaware twenty (20) days after the Preliminary Definitive Information Statement is filed on Form 14-C with the U.S. Securities & Exchange Commission and mailed to Stockholders of Record. The Company is in process of preparing and filing Form 14-C.

On April 23, 2015, The Company Board of Directors (the “Board”) approved a resolution reappointing directors to the Company’s Board and ratified the approval by the majority stockholders pointing directors by written consent in lieu of the meeting of shareholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 1, 2015, the Company completed a series of transactions and amended its Articles of Incorporation creating a series of preferred stock of 10,000,000 shares, which shall be designated Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). Series B will not be eligible for dividends. Five years from the date of issue (the "Conversion Date"), assuming the Series B investor is approved for l-526 under the U.S Government’s EB-5 Investment Program, each Preferred Share will automatically convert into that number of Common Shares having a "fair market value" of the Initial Investment plus a five (5) percent annualized return on Initial Investment. Fair market value will be determined by averaging the closing sale price of a Common Share for the 40 trading days immediately preceding the date of conversion on the U.S. stock exchange on which Common Shares are publicly traded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: April 24, 2015	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer